MOEN AND COMPANY LLP
CHARTERED ACCOUNTANTS

Member:	Securities Commission Building
Canadian Institute of Chartered Accountants	PO Box 10129, Pacific Centre
Institute of Chartered Accountants of British Columbia	Suite 1400 – 701 West Georgia Street
Institute of Management Accountants (USA) (From 1965)	Vancouver, British Columbia
Chairman’s Circle – Asia Pacific Business Network (APBN)	Canada V7Y 1C6

Registered with:	Telephone: (604) 662-8899
Public Company Accounting Oversight Board (USA) (PCAOB)	Fax: (604) 662-8809
Canadian Public Accountability Board (CPAB)
Canada - British Columbia Public Practice Licence	Office Email: moenca@telus.net
----	Audit Email: auditca@telus.net
Principal – Charter – 41st Year Anniversary

October 17, 2005

United States Securities and Exchange Commission
Division of Corporate Finance
Washington, D.C.
20549

Re: Online Innovation, Inc. (the “Company”) / Current Report on Form 8K filed on October 17, 2005

We are writing in connection with the above referenced Form 8K of the Company. Pursuant to section (c)(2) of item 4.02 of Form 8K, we confirm as follows:

(a)	We have reviewed the Form 8K of the Company dated October 17, 2005; and

(b)	We agree with the statements made by the Company in response to item 4.02 of the aforementioned Form 8K.

Yours Truly,

Moen & Company
Chartered Accountants

“Moen and Company” (“Signed”)
___________________________

“Independent Accountants and Auditors”